Exhibit 25

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) |____|

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

700 South Flower Street
Suite 500
Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

STRATUS TECHNOLOGIES BERMUDA LTD.
(Exact name of obligor as specified in its charter)

Bermuda	98-0412966
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Cumberland House, 9th Floor
One Victoria Street
Hamilton HM 11, Bermuda
(Address of principal executive offices)	(Zip code)

STRATUS TECHNOLOGIES, INC.
(Exact name of obligor as specified in its charter)

Delaware	04-3453241
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

111 Powdermill Road
Maynard, Massachusetts	01754
(Address of principal executive offices)	(Zip code)
STRATUS TECHNOLOGIES BERMUDA HOLDINGS LTD.
(Exact name of obligor as specified in its charter)

Bermuda	None
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Cumberland House, 9th Floor
One Victoria Street
Hamilton HM 11, Bermuda
(Address of principal executive offices)	(Zip code)
Stratus Technologies Ireland Limited
(Exact name of obligor as specified in its charter)

Ireland	98-0368193
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

International Financial Services Center (IFSC)
25/28 North Wall Quay
Dublin 1, Republic of Ireland
(Address of principal executive offices)	(Zip code)

SRA Technologies Cyprus Limited
(Exact name of obligor as specified in its charter)

Cyprus	None
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Zinas Kanther 16-18
Agia Triada
3035 Limassol
Cyprus
(Address of principal executive offices)	(Zip code)
Cemprus Technologies, Inc.
(Exact name of obligor as specified in its charter)

Delaware	57-1146987
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

111 Powdermill Road
Maynard, Massachusetts	01754
(Address of principal executive offices)	(Zip code)
Cemprus, LLC
(Exact name of obligor as specified in its charter)

Delaware	95-4891291
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

111 Powdermill Road
Maynard, Massachusetts	01754
(Address of principal executive offices)	(Zip code)

12% Senior Secured Notes due 2015 of Stratus Technologies Bermuda Ltd.
(the “Bermuda Notes”),
12% Senior Secured Notes due 2015 of Stratus Technologies, Inc. (the “U.S. Notes”),
Units, each consisting of $480 principal amount of the Bermuda Notes and
$520 principal amount of the U.S. Notes,
Guarantees of the Bermuda Notes and Guarantees of the U.S. Notes
(Title of the indenture securities)

1.     General information. Furnish the following information as to the trustee:
          (a)     Name and address of each examining or supervising authority to which it is subject.

Name	Address

Comptroller of the Currency	Washington, DC 20219
United States Department of the Treasury

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429
(b) Whether it is authorized to exercise corporate trust powers.
Yes.
2. Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
None.
16. List of Exhibits.
Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).
2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).
3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).
6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).
7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
     Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Pittsburgh, and State of Pennsylvania, on the 13th day of January, 2011.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:	/S/ RAYMOND K. O’NEIL
	Name:	RAYMOND K. O’NEIL
	Title:	SENIOR ASSOCIATE

EXHIBIT 7
Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
of 700 South Flower Street, Suite 200, Los Angeles, CA 90017
     At the close of business September 30, 2010, published in accordance with Federal regulatory authority instructions.

		Dollar Amounts
		in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		1,595
Interest-bearing balances		276
Securities:
Held-to-maturity securities		7
Available-for-sale securities		703,294
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		76,500
Securities purchased under agreements to resell		0
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance		0
Trading assets		0
Premises and fixed assets (including capitalized leases)		9,503
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		0
Direct and indirect investments in real estate ventures		0
Intangible assets:
Goodwill		856,313
Other intangible assets		223,370
Other assets		156,663

Total assets		$2,027,521

LIABILITIES
Deposits:
In domestic offices		500
Noninterest-bearing	500
Interest-bearing	0
Not applicable
Federal funds purchased and securities
sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)		268,691
Not applicable
Not applicable
Subordinated notes and debentures		0
Other liabilities		220,845
Total liabilities		490,036
Not applicable
EQUITY CAPITAL
Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		1,121,520
Not available
Retained earnings		412,405
Accumulated other comprehensive income		2,560
Other equity capital components		0
Not available
Total bank equity capital		1,537,485
Noncontrolling (minority) interests in consolidated subsidiaries		0
Total equity capital		1,537,485

Total liabilities and equity capital		2,027,521

      I, Karen Bayz, Managing Director of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.
     Karen Bayz     )     Managing Director
     We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, President	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, MD	)